Exhibit (y)(iii): Consent of Beth Anne Roth LLC, with respect to the Ameritor Security Trust



[LETTERHEAD]



November 1, 2000



Ameritor Security Trust


Re: Post-Effective Amendment No. 17 to Registration Statement on Form N-1A for Ameritor Security Trust ("Trust") (File Nos. 333-20889 and 811-00018)


Dear Sirs and Madams:


We hereby consent to the reference in the Trust's Statements of Additional Information to Beth Anne Roth LLC as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 17 to the Trust's Registration Statement.



Very truly yours,

/s/ Beth Anne Roth